Exhibit (a)(1)(g)

Date: May 20, 2003
Subject line: Stock Option Exchange Website and PIN

***************************************************************************************************************
Agilent Technologies, Inc.
Stock Option Exchange Program
Eligible Participant Information
***************************************************************************************************************

Dear [employee’s full name],

As discussed in the InfoSpark dated May 20, 2003, Agilent has launched a Stock Option Exchange Program. Our records show that you currently have eligible options. Agilent has engaged Mellon Investor Services to administer the Stock Option Exchange Program. As an eligible employee, you will be able to make your elections to participate in the Exchange Program on a Mellon Web site dedicated specifically to Agilent. For security purposes, a Personal Identification Number (PIN) has been assigned to you to access your personal information and make your election choices.

Your PIN is:

Please go to the Mellon Web site http://www.corporate-action.net/Agilent and follow the instructions to access your personal information and information about the Stock Option Exchange Program.

If you have questions, contact the Mellon call center, Monday through Friday between the hours of 6:00 a.m. to 9:00 p.m. Pacific Time:

•	1-888-778-1312 (U.S. toll free)

•	201-329-8467 (Outside the U.S., no charge to caller)

Web Site Tips

The Mellon website includes several features for security. Please note the following:

•	For security reasons and for the protection of your data, you may not use your browser’s “Back”, “Forward” or “Refresh” buttons. Doing so will close your election session and you will need to start a new session.

•	Your Election Agreement may print out on two pages. If you are in a country that requires you to return your signed Election Agreement, please be certain to fax in both pages.

•	The web site will automatically date your Election Agreement, using the U.S. dating convention. May 20, 2003 will appear as 05/20/2003.

•	You will see language buttons, which will allow you to view translated materials. You will not be able to take actions within these translated windows, such as clicking on a button or making an election. The translated windows are read only.

•	You will only be able to view one translation window at a time. Translations in pdf format will be loaded sequentially into a second browser window in order to manage your computer’s (pc) memory resources. The web site will not open multiple browser windows to view pdf files in parallel on your pc. You may print the pdf files if you wish to review the documents in parallel to each other.

•	Known issues: A small number of users will receive an Internet Explorer (IE) error message when closing a browser window that contains a pdf file. The work-around is to keep the IE “pdf” browser window open until you complete the election session and logoff from the Stock Option Election web site.

Exhibit (a)(1)(g)

Date: May 20, 2003
Subject line: Stock Option Exchange Website and PIN

***************************************************************************************************************
Agilent Technologies, Inc.
Stock Option Exchange Program
Eligible Participant Information
***************************************************************************************************************

Dear Employee,

As discussed in the InfoSpark dated May 20, 2003, Agilent has launched a Stock Option Exchange Program. Our records show that you currently have eligible options. Agilent has engaged Mellon Investor Services to administer the Stock Option Exchange Program. As an eligible employee, you will be able to make your elections to participate in the Exchange Program on a Mellon Web site dedicated specifically to Agilent. For security purposes, a Personal Identification Number (PIN) has been assigned to you to access your personal information and make your election choices.

Your PIN is located on the bottom right corner of your election agreement form.

Please go to the Mellon Web site http://www.corporate-action.net/Agilent and follow the instructions to access your personal information and information about the Stock Option Exchange Program.

If you have questions, contact the Mellon call center, Monday through Friday between the hours of 6:00 a.m. to 9:00 p.m. Pacific Time:

•	1-888-778-1312 (U.S. toll free)

•	201-329-8467 (Outside the U.S., no charge to caller)